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                                                                  Exhibit 3.3



                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             MIDWEST GENERATION, LLC





                          EFFECTIVE AS OF JULY 12, 1999







               THE MEMBERSHIP INTEREST REPRESENTED BY THIS LIMITED
                                    LIABILITY
              COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE
             UNITED STATES SECURITIES ACT OF 1933 OR UNDER ANY OTHER
                           APPLICABLE SECURITIES LAWS.

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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             MIDWEST GENERATION, LLC


                  THIS LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") of Midwest Generation LLC (the "Company") dated as of this 12th day of July, 1999, by Edison Mission Midwest Holdings Co. as the sole member of the Company (the "Member").

                                     RECITAL

                  The Member has formed the Company as a limited liability company under the laws of the State of Delaware and desires to enter into a written agreement, in accordance with the provisions of the Delaware Limited Liability Company Act and any successor statute, as amended from time to time (the "Act"), governing the affairs of the Company and the conduct of its business.

                   ARTICLE I -- THE LIMITED LIABILITY COMPANY

                  1.1 FORMATION. The Member has previously formed the Company as a limited liability company pursuant to the provisions of the Act. A Certificate of Formation for the Company (the "Certificate of Formation") has been filed in the Office of the Secretary of State of the State of Delaware in conformity with the Act. Express authorization is hereby given to Martha A. Spikes for the exclusive purpose of executing the Certificate of Formation of the Company which has been filed in the Office of the Secretary of State of the State of Delaware.

                  1.2 NAME. The name of the Company shall be "Midwest Genera tion, LLC" and its business shall be carried on in such name with such variations and changes as the Board (as hereinafter defined) shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company's operations are conducted.

                  1.3 BUSINESS PURPOSE; POWERS. The Company is formed for the purpose of acquiring and holding stocks and engaging in any lawful business, purpose or activity for which limited liability companies may be formed under the Act. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any

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powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

                  1.4 REGISTERED OFFICE AND AGENT. The location of the registered office of the Company shall be One Financial Place, 440 LaSalle Street, Suite 3500, Chicago, Illinois 60605. The Company's Registered Agent at such address shall be Georgia R. Nelson.

                  1.5 TERM. Subject to the provisions of Articles 7 and 9 below, the Company shall have perpetual existence.

                  1.6 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be at such location as the Board may, from time to time, select.

                  1.7 TITLE TO COMPANY PROPERTY. Legal title to all property of the Company shall be held and vested and conveyed in the name of the Company and no real or other property of the Company shall be deemed to be owned by the Member individually. The Common Interests (as hereinafter defined) of the Member shall constitute personal property.

                  1.8 BUSINESS TRANSACTIONS OF THE MEMBER WITH THE COMPANY. In accordance with Section 18-107 of the Act, the Member may transact business with the Company and, subject to applicable law, shall have the same rights and obliga tions with respect to any such matter as a person who is not a member.

                  1.9 FISCAL YEAR. The fiscal year of the Company (the "Fiscal Year") for financial statement purposes shall end on December 31 of each year.


                            ARTICLE II -- THE MEMBER

                  2.1 THE MEMBER. The name and address of the Member is as follows:

Name                                                  Address
----                                                  -------
Edison Mission Midwest Holdings Co.                   18101 Von Karman Avenue
                                                      Suite 1700
                                                      Irvine, CA 92612

                  2.2 NO MANAGEMENT BY MEMBER. The management of the business


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and affairs of the Company shall be vested in whole in the Board in accordance with Article II. Except with respect to the execution and filing of the Certificate of Formation, as otherwise specified provided by this Agreement or required by the Act, the Member shall not be an agent of the Company or have any authority to act for or bind the Company. Except as expressly provided in this Agreement, the Member shall not have voting, approval or consent rights.

                  2.3      MEMBER MEETINGS.

                  (a) ACTIONS BY THE MEMBER; MEETINGS. The Member may approve a matter or take any action required to be, or which may be, taken by the Member at a meeting or without a meeting by the written consent of the Member pursuant to subparagraph (b) below. Meetings of the Member may be called at any time by the Member.

                  (b) ACTION BY WRITTEN CONSENT. Any action required to be, or which may be, taken by the Member may be taken by the Member without a meeting if authorized by the written consent of the Member. In no instance where action is authorized by written consent of the Member will a meeting of the Member be called or notice be given. However, a copy of the action taken by written consent shall be filed with the records of the Company.

                  2.4 LIABILITY OF THE MEMBER. All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member.

                  2.5 ADMISSION OF MEMBERS. New members shall be admitted only upon the approval of the Member.

                            ARTICLE III -- THE BOARD

                  3.1 MANAGEMENT BY BOARD OF MANAGERS. Subject to such matters which are expressly reserved hereunder or under the Act to the Member for decision, the business and affairs of the Company shall be managed by a board of managers (the "Board"). The Board may delegate the management of the day-to-day operation of the business of the corporation provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the


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ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in this Agreement:

                  (a) To select and remove all the other officers, agents and employ ees of the Company, prescribe the powers and duties for them as may not be incon sistent with law, with the Certificate of Formation or this Agreement, fix their compensation and require from them security for faithful service.

                  (b) To conduct, manage and control the affairs and business of the Company and to make such rules and regulations therefor not inconsistent with law, or with the Certificate of Formation or this Agreement, as they may deem best.

                  (c) To adopt, make and use a corporate seal and to alter the form of such seal from time to time as in their judgment they deem best.

                  (d) To authorize the issuance of Common Interest of the Company from time to time, upon such terms and for such consideration as may be lawful.

                  (e) To borrow money and incur indebtedness for the purposes of the Company, and to cause to be executed and delivered therefor, in the Company's name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

                  (f) The Board shall consist of one (1) to seven (7) individuals (the "Managers"), the exact number of Managers to be determined from time to time by resolution of the Board. The initial Board shall consist of one manager, who shall be Martha A. Spikes.

                  3.2      MEETINGS OF THE BOARD.

                  (a) The Board shall meet at such times as may be necessary for the Company's business on at least two (2) days' prior written notice of the time and place of such meeting. A majority of the Managers shall constitute a quorum for the transaction of business by the Board.

                  (b) Notice of any Board meeting may be waived by any Manager before or after such meeting.

                  (c) All actions of the Board shall require the affirmative vote of a


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majority of the Managers.

                  (d) Meetings of the Board may be conducted in person or by conference telephone facilities and each Manager shall be entitled to participate in any meeting of the Board by telephone. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if such number of Managers sufficient to approve such action pursuant to the terms of this Agreement consent thereto in writing. The writing or writings effectuating such written consent must be filed with the minutes of proceedings of the Board.

                  3.3 POWER TO BIND COMPANY. No Manager (acting in his capacity as such) shall have any authority to bind the Company to any third party with respect to any matter except pursuant to a resolution expressly authorizing such action which resolution is duly adopted by the Board by the affirmative vote required for such matter pursuant to this Agreement.

                  3.4 OFFICERS AND RELATED PERSONS. Subject to the terms of any employment agreements to which the Company is a party, the Board shall have the authority to appoint and terminate officers of the Company and retain and terminate employees, agents and consultants of the Company and to delegate such duties to any such officers, employees, agents and consultants as the Board deems appropriate, including the power, acting individually or jointly, to represent and bind the Com pany in all matters, in accordance with the scope of their respective duties.


                           ARTICLE IV -- THE OFFICERS

                  4.1 MANAGEMENT BY OFFICERS. The officers of the Company shall be a President, Vice President, a Controller, a Secretary and a Treasurer. The Company may also have, at the discretion of the Board, a Chairman of the Board, one or more additional Vice Presidents, a Chief Operating Officer, a General Manager, General Counsel, one or more Assistant General Counsels, one or more Assistant Controllers, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 4.5 of this Agreement

                  4.2      ELECTION.

                  The officers of the Company, except such officers as may be elected or appointed in accordance with the provisions of Section 4.5 or Section
4.6 of this Agreement, shall be chosen annually by, and shall serve at the pleasure of the Board,


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and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

                  4.3      ELIGIBILITY OF CHAIRMAN OF THE BOARD OR PRESIDENT.

                  No person shall be eligible for the office of Chairman of the Board, if there shall be such an officer, or President unless such person is a member of the Board of the Company; any other officer may or may not be a member of the Board.

                  4.4      REMOVAL AND RESIGNATION.

                  Any officer may be removed, either with or without cause, by the Board at any time or by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

                  Any officer may resign at any time by giving written notice to the Company, but without prejudice to the rights, if any, of the Company under any contract of employment to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  4.5      APPOINTMENT OF OTHER OFFICERS.

                  The Board may appoint such other officers as the business of the Company may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in this Agreement or as the Board may from time to time determine. Notwithstanding the job title for such person, no employee or other representative of the Company shall be an officer of the Company unless elected by the Board.

                  4.6      VACANCIES.

                  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Agreement for regular election or appointment to such office.

                  4.7      SALARIES.

                  The salaries of the Chairman of the Board, if any, President, General Manager, if any, Vice Presidents, Controller, Treasurer and Secretary of the Com pany shall be fixed by the Board. Salaries of all other officers shall be approved

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from time to time by the chief executive officer.

                  4.8      CHAIRMAN OF THE BOARD.

                  The Chairman of the Board, if there shall be such an officer, shall preside at all meetings of the Board, and shall exercise such powers and perform such duties as from time to time may be conferred upon or assigned to him by the Board or this Agreement.

                  4.9      PRESIDENT.

                  Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the Company and has, subject to the control of the Board, general supervision, direction, and control of the business and affairs of the Company. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board or if there be none, at all meetings of the Board. The President has the general powers and duties of management usually vested in the office of president of a corporation and has such other powers and duties as may be prescribed by the Board or this Agreement. The President may designate from time to time the titles which the employees or other representatives of the Company shall use, including the appointment of agent for service of process. Without limiting the foregoing, the President may designate one or more employees as regional vice-presidents.

                  4.10     VICE PRESIDENT.

                  In the absence or disability of the President, the Vice Presidents in order of their rank shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon the President. The Board may establish the order of rank of the Vice Presidents. In the absence of such ranking, the Vice Presidents shall be ranked as follows: Executive Vice Presi dent (if any), Senior Vice President (if any). Vice Presidents holding identical titles shall be ranked in order of election to that office by the Board.

                  4.11     CHIEF OPERATING OFFICER.

                  The Chief Operating Officer, if there shall be such an officer, must be a vice president of the Company and shall be subject to the exercise of the general powers of supervision, direction and control of the business and officers of the Company by the President, and supervise the operations of the Company.

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                  4.12     GENERAL MANAGER.

                  The General Manager, if there shall be such an officer, must be a vice president of the Company and, subject to the exercise of the general powers of supervision, direction and control by the President, or the Chief Operating Officer, if any, shall manage the operations of the Company. In the absence of the Chief Operating Officer, the General Manager shall perform all the duties of the Chief Operating Officer and when so acting shall have all the powers of, and be subject to, all the restrictions upon the Chief Operating Officer.

                  4.13     GENERAL COUNSEL.

                  The General Counsel shall be the chief consulting officer of the Company in all legal matters and, subject to the President, shall have control over all matters of legal import concerning the Company.

                  4.14     ASSISTANT GENERAL COUNSEL.

                  One or more Assistant General Counsels, if any, shall perform such of the duties of the General Counsel as the General Counsel may designate, and in the absence or disability of the General Counsel, any Assistant General Counsel, in order of election to that office by the Board, shall perform the duties of the General Counsel.

                  4.15     CONTROLLER.

                  The Controller shall be the chief accounting officer of the corporation and shall have control over all accounting matters concerning the corporation and shall perform such other duties as the President or General Manager shall designate.

                  4.16     SECRETARY.

                  The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of the Members, the Board, and its committees.

                  The Secretary shall give, or cause to be given, notice of all the meetings of the Members and of the Board and any committees thereof required by this Agreement or by law to be given, shall keep the seal of the Company in safe custody, shall from time to time issue such secretarial certificates as may be required for the business and affairs of the Company, and shall have such other general powers and duties of management usually vested in the office of secretary of a corporation and as may be prescribed by the Board, the President or this Agreement.

                  4.17     ASSISTANT SECRETARY.

                  One or more Assistant Secretaries, if any, shall perform such of the duties of the Secretary as the Secretary shall designate, and in the absence or disabil ity of the Secretary, any Assistant Secretary, in order of election to that office by the Board, shall perform the duties of the Secretary.

                  4.18     SECRETARY PRO TEMPORE.

                  At any meeting of the Board or of the Member from which the Secretary and Assistant Secretary are absent, a Secretary pro tempore may be appointed by the Board as appropriate and act.

                  4.19     TREASURER.

                  The Treasurer is the chief financial officer of the Company and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Company. The books of account shall at all times be open to inspection by any manager.

                  The Treasurer shall deposit, or cause to be deposited, all moneys and other valuables in the name and to the credit of the Company with such depositories as may be designated by the Board pursuant to Section 5.2. The Treasurer shall disburse or cause to be disbursed, the funds of the Company as may be ordered by the President or the General Manager, shall render to the President, the General Manager or the Board, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the Company, and shall have such other powers and perform such other duties as may be prescribed by the Board, or this Agreement.

                  4.20     ASSISTANT TREASURER.

                  One or more Assistant Treasurers, if any, shall perform such of the duties of the Treasurer as the Treasurer shall designate, and in the absence or disability of the Treasurer, any Assistant Treasurer, in order of election to that office by the Board, shall perform the duties of the Treasurer.

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                  4.21     PERFORMANCE OF DUTIES.

                  Officers shall perform the duties of their respective offices as stated in this Agreement, and such additional duties as the Board shall designate.


                ARTICLE V -- CAPITAL STRUCTURE AND CONTRIBUTIONS

                  5.1 CAPITAL STRUCTURE. The capital structure of the Company shall consist of one class of common interests (the "Common Interests"). All Common Interests shall be identical with each other in every respect. Initially, the Member shall own one hundred (100) Common Interests.

                  5.2 CAPITAL CONTRIBUTIONS. From time to time, the Board may determine that the Company requires capital and may request the Member to make capital contribution(s) in an amount determined by the Board. A capital account shall be maintained for the Member, to which contributions and profits shall be credited and against which distributions and losses shall be charged.

                  5.3      CERTIFICATES.

                  (a) GENERAL. The Member shall be entitled to a certificate repre senting its interest in the Company, in such form as may from time to time be prescribed by the Board. Such certificate shall be signed by a Manager or an officer on such Managers behalf, which signature may be a facsimile thereof. In case the Manager or officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be a Manager or an officer, as the case may be, before such certificate is issued by the Company with the same effect as if such person were a Manager or an officer at the time of its issue.
                  (b) APPLICATION OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE. The Company hereby irrevocably elects that all membership interest in the Company shall be securities governed by Article 8 of the Uniform Commercial Code in effect in the State of Delaware. Each certificate evidencing membership interest in the Company shall bear the following legend:

         "This Certificate evidences an interest in Midwest Generation, LLC and shall be a security for purposes of Article 8 of the Uniform Com mercial Code in effect in the State of Delaware."

This provision shall not be amended, and no such purported amendment to this provision shall be effective until all outstanding certificates have been surrendered

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for cancellation.

                 ARTICLE VI -- PROFITS, LOSSES AND DISTRIBUTIONS

                  6.1 PROFITS AND LOSSES. For financial accounting and tax purposes, the Company's net profits or net losses shall be determined on an annual basis in accordance with the manner in which profit or loss is determined for Federal income tax purposes. In each year, profits and losses shall be allocated entirely to the Member.

                  6.2 DISTRIBUTIONS. The Board shall determine profits available for distribution and the amount, if any, to be distributed to the Member, and shall authorize and distribute on the Common Interests, the determined amount when, as and if declared by the Board. The distributions of the Company shall be allocated entirely to the Member.

                  6.3 WITHHOLDING TAXES. The Company is authorized to withhold from distributions to the Member, or with respect to allocations to the Member, and to pay over to a Federal, state or local government, any amounts required to be withheld pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), or any provisions of any other Federal, state or local law. Any amounts so withheld shall be treated as having been distributed to the Member pursuant to this Article 6 for all purposes of this Agreement, and shall be offset against the current or next amounts otherwise distributable to the Member.

                             ARTICLE VII -- ACCOUNTS

                  7.1 BOOKS. The Board shall cause to be maintained complete and accurate books of account of the Company's affairs at the Company's principal place of business. Such books shall be kept on such method of accounting as the Board shall select. The Company's accounting period shall be as determined by the Board.

                  7.2 REPORTS. The books of account of the Company shall be closed after the close of each calendar year, and there shall be prepared and sent to the Member a statement of the profits and losses of the Company for that period.

                  7.3 FEDERAL TAX MATTERS. The Member shall be the Tax Matters Member, who shall be considered the tax matters partner for purposes of Section 231 of the Code. The Tax Matters Member shall cause to be prepared and shall sign all tax returns of the Company and monitor any governmental tax authority in any audit that such authority may conduct of the Company's books and records or other documents.

                  7.4 TAX TREATMENT. The Company has filed a timely election under Treasury Regulation Section 301 7701-3(c)(1)(i) to be treated as a corporation for income tax purposes.


                      ARTICLE VIII -- EVENTS OF DISSOLUTION

                  8.1 The Company shall be dissolved upon the occurrence of any of the following events (each, an "Event of Dissolution"):

                  (a)      The Member votes for dissolution; or

                  (b)      A judicial dissolution of the Company under
                           Section 18-802 of the Act.

                  8.2 CONTINUATION. No other event, including the withdrawal, insolvency, liquidation, disposal, resignation, expulsion or bankruptcy of the Mem ber shall cause the existence of the Company to terminate.


               ARTICLE IX -- TRANSFER OF INTERESTS IN THE COMPANY

                  The Member may sell, assign, transfer; convey, gift, exchange or otherwise dispose of any or all of its Common Interests and, upon receipt by the Company of a written agreement by the person or business entity to whom such Common Interests are to be transferred agreeing to be bound by the terms of this Agreement, such person shall be admitted as a member.


                            ARTICLE X -- TERMINATION

                  10.1 LIQUIDATION. In the event that an Event of Dissolution shall occur, then the Company shall be liquidated and its affairs shall be wound up. All proceeds from such liquidation shall be distributed in accordance with the provisions of Section 18-804 of the Act, and all Common Interests in the Company shall be cancelled.

                  10.2 FINAL ACCOUNTING. In the event of the dissolution of the Company, prior to any liquidation, a proper accounting shall be made to the Member from the date of the last previous accounting to the date of dissolution.

                  10.3 DISTRIBUTION IN KIND. All or any portion of the Company's assets may be distributed in kind to the Member in the event the Board determines that it is in the best interest of the Company.

                  10.4 CANCELLATION OF CERTIFICATE. Upon the completion of the winding up of the Company and the distribution of the Company's assets, the Company shall be terminated and the Member shall cause the Company to execute and file a Certificate of Cancellation in accordance with Section 18-203 of the Act.

                  ARTICLE XI -- EXCULPATION AND INDEMNIFICATION

                  11.1 EXCULPATION. Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, none of the Member, or any Managers, officers, directors, stockholders, partners, employees, representatives or agents of any of the foregoing, nor any Manager, officer, employee, representative or agent of the Company or any of its affiliates (individually, a "Covered Person" and, collectively, the "Covered Persons") shall be liable to the Company or any other person for any act or omission (in relation to the Company, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by the Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

                  11.2 INDEMNIFICATION. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settle ments and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative ("Claims"), in which the Covered Person may be involved, or threatened to be involved, as a party or other wise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 11.2 with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any Claim initiated by such

Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person's rights to indemnification hereunder or (B) was authorized or consented to by the Board. Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 11.2.

                  11.3 AMENDMENTS. Any repeal or modification of this Article XI by the Member shall not adversely affect any rights of such Covered Person pursuant to this Article XI, including the right to indemnification and to the advancement of expenses of a Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                      ARTICLE XII -- AMENDMENT TO AGREEMENT

                  Amendments to this Agreement and to the Certificate of Formation shall be approved in writing by the Member. An amendment shall become effective as of the date specified in the approval of the Member or if none is specified, as of the date of such approval or as otherwise provided in the Act.

                       ARTICLE XIII -- GENERAL PROVISIONS

                  13.1 NOTICES. Unless otherwise specifically provided in this Agreement, all notices and other communications required or permitted to be given hereunder shall be in writing and shall be (i) delivered by hand, (ii) delivered by a nationally recognized commercial overnight delivery service,
(iii) mailed postage prepaid by first class mail in any such case directed or addressed to the address set forth below or (iv) transmitted by facsimile transmitted to:

If to the Member, to:

                           Edison Mission Midwest Holdings Co.
                           18101 Von Karman Avenue, Suite 1700
                           Irvine, California 92612
                           Attn: General Counsel

Such notices shall be effective: (a) in the case of hand deliveries when received; (b) in the case of an overnight delivery service, on the next business day after being placed in the possession of such delivery service, with delivery charges prepaid; (c) in the case of mail, seven (7) days after deposit in the postal system, first class mail, postage prepaid; and (d) in the case of facsimile notices, when electronic indication of receipt is received. Any party may change its address and telecopy number by written notice to the other given in accordance with this Section 13.1.

                  13.2 CONSTRUCTION PRINCIPLES. As used in this Agreement words in any gender shall be deemed to include all other genders. The singular shall be deemed to include the plural and vice versa. The captions and article and section headings in this Agreement are inserted for convenience of reference only and are not intended to have significance for the interpretation of or construction of the provi sions of this Agreement.

                  13.3 SEVERABILITY. If any provision or clause of this Agreement is held to be invalid or unenforceable for any reason, such provision or clause shall be ineffective to the extent of such invalidity or unenforceability; PROVIDED, HOWEVER, that the remaining provisions and clauses will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the expectations of the Member regarding this Agreement. Otherwise, any invalid or unenforceable provision or clause shall be replaced by the Member with a valid provision or clause which most closely approximates the intent and economic effect of the invalid or unenforceable provision or clause.

                  13.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

                  13.5 BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, the Member.

                  13.6 ADDITIONAL DOCUMENTS AND ACTS. The Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and of the transactions contemplated hereby.

                  13.7 NO THIRD-PARTY BENEFICIARY. This Agreement is made solely for the benefit of the Member and no other person shall have any rights, interest, or claims hereunder or otherwise be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

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                  13.8 LIMITED LIABILITY COMPANY. The Member intends to form a limited liability company and does not intend to form a partnership or joint venture under the laws of the State of Delaware or any other laws, and neither the Member, or Manager nor any officer shall be a partner or joint venturer of the other for any purposes, and this Agreement shall not be construed to the contrary.



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                  IN WITNESS WHEREOF, the undersigned has duly executed this
Agreement as of the day first above written.


                                    EDISON MISSION MIDWEST HOLDINGS CO.


                                                     By:      /s/ Fred McCluskey
                                                     Name:    Fred McCluskey
                                                     Title:   Vice President